Exhibit 10.17

Subscription Agreement

for Placement of Avicena Group, Inc. Units

By its execution and delivery of this subscription agreement, the undersigned Subscriber hereby joins in and agrees to purchase the aggregate number of Units set forth below:

102,000	Units, each consisting on One Share of Series C Preferred Stock and one Warrant (exercisable for $0.01 to purchase One additional Share of Common Stock) at $1.00 per Unit, for an aggregate purchase price of:	$102,000

/s/ Nasser Menhall	August 15, 2004
Signature	Date

Nasser Menhall

Investor or Investing Entity Name

C/o World Care One Cambridge Ctr. Cambridge, MA 02142	(617) 250-5161	__________________________
Investor’s Address	Telephone	Fax

Please wire your subscription to: Sachnoff & Weaver, Ltd. Client Escrow Account

ACCOUNT NAME:	Sachnoff & Weaver Ltd.
ACCOUNT NUMBER: BANK NAME: ABA ROUTING NUMBER:	1894668 Northern Trust Bank 071000152
REMARKS:	Avicena Private Placement

Note:	Call Gail Carone at (312) 651-1515

Please indicate the name of the investor or investing entity on the wire transfer so that we may more easily identify the transferor. Funds should be wired in US Dollars. In addition, please note that the wire transfer fees may be taken out of the funds that are wired and that sufficient funds should be wired to cover these fees. This form should be telefaxed to the following with the original to follow by mail.

Ms. Gail Carone Fax: 312-207-6400

Agreed and accepted to as to 102,000 Units at $1.00 per share: AVICENA GROUP, INC.

By:	/s/ Nasser Menhall
Name:	Nasser Menhall
Title:	President

Date:	August 15, 2004